UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
RedEnvelope, Inc.
(Name of Registrant as Specified In Its Charter)
Scott Galloway R. Ian Chaplin Martin McClanan Michael Meyer
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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The following material was posted on the www.saveredenvelope.com website on August 6, 2004.

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RedEnvelope Inc (REDE)

At 3:38PM ET: 7.59 ↑0.07 (0.93%) Reuters

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REDENVELOPE INC (NasdaqNM:REDE) Quote data by Reuters [Edit]

Last Trade:	7.59	Day's Range:	7.41 - 7.92
Trade Time:	3:38PM ET	52wk Range:	6.56 - 16.98
Change:	↑0.07 (0.93%)	Volume:	22,900
Prev Close:	7.52	Avg Vol (3m):	43,500
Open:	7.92	Market Cap:	66.10M
Bid:	0.01 x 100	P/E (ttm):	N/A
Ask:	8.79 x 200	EPS (ttm):	-0.698
1y Target Est:	12.00	Div & Yield:	N/A (N/A)

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- [external] RedEnvelope: Upscale and Value-Priced
  Wed, Jul 28 - at Motley Fool
- New Star Analyst Rankings for RedEnvelope Inc
  Wed, Jul 28 - StarMine
- RedEnvelope, Inc. Earnings Call scheduled for 5:00 pm ET today
  Tue, Jul 27 - CCBN
- REDENVELOPE INC Files SEC form 8-K, Financial Statements and Exhibits, Results of Operations
  Tue, Jul 27 - EDGAR Online
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Dear Red Envelope Shareholder:

I hope this message finds you well.   On August 2 an investor group led by me filed a proxy with the SEC to nominate an alternative slate of directors at Red Envelope’s annual meeting to take place August 27.   In sum, we believe that the board and management of Red Envelope have proven to be ineffective.

While we continue to hope that the current board will agree to a compromised solution that includes adding directors with industry and corporate governance expertise to the board, we believe the board’s intransigent position gives us no choice but to pursue this course of action.

I hope you will take the time to explore the site and then reach out to both the company and the investor group with your thoughts and suggestions. Please feel free to contact me at sqallowaylSlbrandfarm.com or on my cell at 917-567-2841.

• SEC EDGAR Filings (Securities & Exchange Commission, sec.gov)

• A New Twist in the RedEnvelope Saga (Matt Ragas, FindProfit.com)

Latest Stock Quote

Last Trade: $7.59

Details >

Regards, Scott Galloway Co-founder, Director The Save RedEnvelope presentation Letter to Employees from company founder. Scott Galloway	Take Action Receive updates when there are development in our campaign to save RedEnvelope. Signup

REDE Quote

I worked with Scott to raise two rounds of financing, transition the company from 911 gifts to Redenvelope and recruit a new senior management team. I know him to be a  very perceptive and dynamic entrepreneur... I expect to vote my 264,933 shares for the Galloway plan and to urge other investors to do so.

- Henry Wilder, Letter to RedEnvelope Chairman Mike Moritz and CEO Alison May, July 20, 2004

Copyright© Save RedEnvelope, 2004. All Rights Reserved Terms of Use | Privacy Policy | Contact Us

Other REDE Quotes that rotate through the REDE Quote box on the home page

“We will be looking for any visible signs that the Galloway-led group could be having an impact on the company’s decision making, as things like senior management changes at REDE could lead some investors, including us, to take a fresh look at the stock again and create some interest.”

—Matt Ragas
FindProfit.com

RedEnvelope has amazing assets that deserve to be fully leveraged. The company has a great brand, leadership in the gift category and a good platform for growth. My sincere hope is that through the proxy process that the company will become what it set out to be in 1999 and what investors deserve today: A high growth, profitable leader in specialty retail gift giving.

—Martin McClanan, former CEO

I believe that RedEnvelope’s management has made potentially poor choices and that there may be conflicts of interest related to a recent major technology investment. I have expressed these concerns to management, but have received an unsatisfactory response.

—Dan Michelini, early-stage investor
and former employee

Customers and shareholders have taken the brunt of operational blunders and bad choices...enough is enough.

—Ian Chaplin, co- founder

By shrinking the Board and eliminating its lone dissenting voice, the Red Envelope Directors are acting like a Soviet-era Politburo.

—Robert May,

early-stage investor

and current shareholder

Other REDE Quotes that rotate through the REDE Quote box on the home page (continued)

Mr. Moritz’s energy now appears to be aimed at Mr. Galloway. The company has hired

Kroll, the investigative firm, to look into Mr. Galloway’s affairs

—New York Times,
August 2, 2004

I think the company has lost a little bit of its original brand focus and edgy merchandise mix.

-—Claire Gruppo, former board member,

quoted in New York Times,

August 2, 2004

The company came right off the road show and changed distribution centers right as they came into the holiday season. They took their eye off the ball.

—Steve Weinstein, analyst,

quoted in New York Times,

August 2, 2004

Home: Letter to Employees from company founder, Scott Galloway

SAVE RedEnvelope

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Home : Letter to Employees

Dear Red Envelope Employee

As you are probably aware, an investor group led by me has proposed an alternative slate of directors that includes an interim CEO to replace Alison May. This is in no way meant to be an indictment or criticism of any Red Envelope employee other than the CEO.  Simply put, we believe the brand, investors and employees of Red Envelope deserve more robust leadership,

In addition, our view is that the board of directors’ lack of industry expertise has resulted in a board that is slow to recognize poor performance and clueless as to how to fix it.   As a board member I shoulder some of this blame.  To be clear, if the investor group’s slate is elected we have no intention of “cleaning house,” — our stated plan does not include layoffs.   It’s also important to note that we do not believe there has been any illegal and/or unethical behavior on the part of management.

Finally, I want to apologize for the tumult and stress this process has brought to your workday.   Proxy battles are disruptive, expensive, ugly and tough to win.   However, I have an inordinate portion of my net worth in Red Envelope stock and felt I had no choice but to attempt to affect change for the benefit of all shareholders.   If you have any questions or comments, you should reach out to me at sqalloway@brandfarm.com or on my cell at 917-567-2841.

Regards,

Scott Galloway
Co-founder, Director

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Home: Article—A New Twist in the RedEnvelope Saga (Matt Ragas, FindProfit.com)
Part 1 of 2

Excerpts from, “A New Twist in the RedEnvelope Saga”
published by FindProfit.com, an independent investment newsletter reprinted by permission of  publisher

...Apparently, we’re not the only ones who were badly disappointed by REDE’s poor financial performance last holiday shopping season and don’t have much faith in the current management team. We like seeing some large REDE shareholders, particularly people who used to run this business, rattling the company’s cage and looking to shake things up.

...For a quick refresher, we bought REDE last fall, before selling the stock in late January at $ 10.60 for a -15% loss after we didn’t like management’s reasoning behind why its holiday results had significantly missed estimates. We had also sold some of our REDE position last November at $14.52 for a 15.6% gain. When we last checked in on the stock in April, REDE was trading around the $9 level, and the company had bumped up its revenue guidance for its fiscal fourth quarter (ended March 28th). At the time, we said we still had a bad taste in our mouth from REDE’s management and had seen two new datapoints (a VC exiting its REDE stake and another REDE co-founder and director resigning from REDE) that we didn’t view as bullish.

...With a current enterprise value of around $46 million, which values the stock at just .5- .6x revenue (I’m using a more conservative $85 to $90 million revenue estimate for this year), the high level of skepticism by investors of the current management is quite evident. While I hate that we were already burned by this stock once, I still don’t see any reason why REDE’s business model can’t work with the proper management decisions. I’ve had good shopping experiences with REDE several times and their products should carry good margins. REDE did announce a new Sr. VP of Operations at the end of May, suggesting to me that it may still not have its internal operations in good order.

...We will be looking for any visible signs that the Galloway-led group could be having an impact on the company’s decision making, as things like senior management changes at REDE could lead some investors, including us, to take a fresh look at the stock again and create some interest.

...The big question in all of this is what are the intentions of Galloway’s group? Is this a purely self-aggrandizing move or are they motivated to help unlock value for all of the company’s shareholders? After speaking with a number of people close to the ordeal, and examining the facts, it looks like the latter.

Galloway has never sold a share of REDE and, though he called us back out of courtesy, he hasn’t gone to the media. Galloway’s group filed the paperwork with the SEC and didn’t bother putting out a press release, which surely would have caught the attention of the media and could have increased the stock’s volatility. This doesn’t help the company or the investment group in the short- or long-term. It’s clear that Galloway’s group wants to restore value to REDE shareholders.

Concerns about REDE’s management team are not confined to Galloway and this appears to be the company’s major problem at the moment. I spoke with an institutional investor—and

Home: Article — A New Twist in the RedEnvelope Saga (Matt Ragas, FindProfit.com)
Part 2 of 2

FindProfit subscriber - who visited REDE and met with the company’s management team earlier this year. The investor does not hold a position in REDE and said he had only done a limited amount of work on the name before meeting with the company. He described the management team as “unimpressive” and “unsophisticated”.

“[REDE CEO Alison May] could not articulate a strategic vision for the company. I don’t know if she was having a bad day, but she couldn’t outline any kind of strategy. Everything was very haphazard,” the institutional investor told FindProfit.

...We plan to keep watching REDE from the sidelines, but would become much more interested on a management change.

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RedEnvelope Inc (REDE)	At 3:38 PM ET: 7.59 é 0.07 (0.93%) Reuters

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Real-Time Mkt/ECN	REDENVELOPE INC {NasdaqNM: REDE} Quote data by Reuters				Edit
Options
Historical Prices	Last Trade:	7.59	Day’s Range:	7.41 - 7.92

Charts	Trade Time:	3:38PM ET	52wk Range:	8.56 - 16.98	[CHART]
Basic Chart	Change:	é0.07 (0.93%)	Volume:	22,900
Technical Analysis	Prev Close:	7.52	Avg Vol (3m):	43,500

News & Info	Open:	7.92	Market Cap:	66.10M	Real-time charts for REDE.
Headlines	Bid:	0.01 x 100	P/E (ttm):	N/A	Free Trial
Company Events	Ask:	8.79 x 200	EPB (ttm):	-0.698
Message Board	1y Target Est:	12.00	Div & Yield:	N/A (N/A)

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Key Statistics	HEADLINES	Edit	ADVERTISEMENT
SEC Filings	• [external] RedEnvelope: Upscale and Value-Priced
Competitors	Wed, Jul 28 - at Motley Fool		[GRAPHIC]
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• New Star Analyst Rankings for RedEnvelope Inc
Analyst Coverage	Wed, Jul 28 - StarMine
Analyst Opinion
Analyst Estimates Research Reports	• RedEnvelope, Inc. Earnings Call scheduled for 5:00 pm ET today
Star Analysts	Tue, Jul 27 - CCBN

Ownership

Major Holders	• REDENVELOPE INC Files SEC form 8-K. Financial Statements and Exhibits, Results of Operations
Insider	Tue, Jul 27 - EDGAR Online
Transactions
Insider Roster
• RedEnvelope Reports First Quarter Results
Financials	Tue, Jul 27 - PR Newswire

• How IPOs Work
Tue, Jul 27 - Motley Fool

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Thank you for your interest in SaveREDE.
We will be in touch with you soon.

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Proxy Statement

SAVE RedEnvelope

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•                  Proxy Material, Schedule 14A
View the concerned shareholders official proxy statement filed with the SEC.

•                  Investor Group, Schedule 13D
View the filing with the SEC proposing change of Directors.

•                  The Save RedEnvelope presentation
View our Powerpoint presentation to investors.

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What Others Are Saying

SAVE RedEnvelope

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• Media Coverage See what the media is saying about RedEnvelope and our action. • Shareholder Support Read what our fellow shareholders are saying in support of this effort.

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What Others Are Saying: Media Coverage

SAVE RedEnvelope

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Home : What Other Are Saying : Media

• FindProfit.com Respected financial publication FindProfit gives their perspective on the proxy contest • New York Times The New York Times article on the proxy contest

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What Others Are Saying: Shareholder Support

SAVE RedEnvelope

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Home : What Other Are Saying : Shareholder Support

• Letter to CEO and Chairman Early investor Henry Wilder expresses his support, and his intention to vote his 264,933 shares for our Nominees Reprinted with permission from Henry Wilder.

Copyright© Save RedEnvelope, 2004. All Rights Reserved Terms of Use | Privacy Policy | Contact Us

What Others Are Saying: Shareholder Support: Letter to CEO and Chairman

Letter from Henry Wilder to Mike Moritz, Chairman, and Alison May, CEO
reprinted by permission of Henry Wilder

July 20, 2004

Dear Mike and Alison,

As my fellow significant shareholders, I know you must be sharing my disappointment in RedEnvelope’s performance and stock price.  Furthermore, I find the company’s statement of expecting continuing losses for FY 2005 difficult to comprehend. It appears obvious that continuing with the status quo will only result in continuing underperformance. I urge you to take aggressive action to strengthen management and the board. Time is of the essence.

Additionally, I am disappointed by the apparent rejection of Scott Galloway’s ideas as stated in his proxy to rejuvenate the board with specialty retail experts, and begin a search for a new CEO, perhaps with Allison becoming COO. Mike, as your predecessor as lead investor in RedEnvelope, I worked with Scott to raise two rounds of financing, transition the company from 911gifts to RedEnvelope and recruit a new senior management team. I know him to be a very perceptive and dynamic entrepreneur. He can be a very effective partner for change for someone with our background. I urge you to work with him and his ideas.

Mike, you have had several spectacular successes and I congratulate you on them. However, I know specialty retail is not your area of expertise, nor success, but RedEnvelope has a great brand and position, loyal customers and cash. With the right expert leadership, it should excel.

As a fellow venture capitalist, I know we have both executed a similar formula as proposed by Galloway, many times before. Why not now? Why not here?

I urge you to embrace the leadership transition concepts of the Galloway plan as your own, for the good of the shareholders, for your own good as shareholders.

If you cannot execute this transition prior to the shareholders meeting yourselves, I expect to vote my 264,933 shares for the Galloway plan and to urge other investors to do so.

I am happy to discuss with you anything I can do to help RedEnvelope and move this process along.

Respectfully Yours,

Henry Wilder

FAQ

SAVE RedEnvelope

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HOME : FAQ

Why have the Concerned Shareholders launched this proxy contest?

We believe that the recent financial results of RedEnvelope have been disappointing and that the current management strategy and oversight by the Board of Directors has been ineffective.

•                    As of July 29, 2004, the company’s stock had lost 47% of its value since the IPO.

•                    Management projects continued losses in 2004.

•                    Critical management positions remain unfilled.

•                    The Board of Directors lacks operational retail experience and public company governance experience.

While we have attempted to work directly with the Board and management to resolve these issues, our efforts have been rebuffed. We believe that it is time for new directors and are seeking your support for the election of our proposed nominees to the Board of Directors.

Who may vote in this proxy contest?

You are eligible to vote or to execute a proxy if you owned RedEnvelope common stock on July 9, 2004, the record date for the Annual Meeting. Even if you sell your shares after the record date, you will retain the right to execute a proxy in connection with the Annual Meeting. It is important that you grant a proxy regarding shares you held on the record date, or vote those shares in person, even if you no longer own those shares.

How do I vote for the experienced leadership proposed by the Concerned Shareholders?

Complete voting instruction are available in the Concerned Shareholders proxy statement, which shareholders of record should receive by August 9, 2004.

To vote by proxy, you should complete, sign and date the BLUE proxy card provided in the proxy statement mailed to all shareholders of record, and return it promptly in the enclosed postage-paid envelope. To allow us to vote your shares at the Annual Meeting in accordance with your instructions, we must receive your BLUE proxy card as soon as possible but in any event prior to time shares are voted at the meeting.

We urge you not to return current management’s white proxy card under any circumstances. However, should you do so, you may revoke that vote by signing, dating and returning the BLUE proxy card.

If you are a shareholder, but did not receive a proxy statement, or have any questions about voting, please call Innisfree M&A Incorporated, our proxy solicitor, at 888-750-5834.

As a shareholder, you may also attend the Annual Meeting and vote in person. The Annual Meeting will take place at 9:00 am on August 27, 2004, at the Old Federal Reserve Building, located at 301 Battery Street, San Francisco, California 94111.

How else can I support the effort to Save RedEnvelope?

We urge you to share your concerns with Company management and the Board of Directors, and to voice your support for our Nominees. The expense of a continued proxy contest is only made necessary by the Board’s refusal to act on the recommendations of the Concerned Shareholders. As the owners of RedEnvelope, you can and should hold your Directors accountable for their actions, and express your desire for change.

Shareholders wishing to contact the Company can do so at the following address:

Alison May, Chief Executive Officer

Michael Moritz, Chairman of the Board

RedEnvelope, Inc.

201 Spear Street, 3rd Floor

San Francisco, CA 94105

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About Us

SAVE RedEnvelope

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Save RedEnvelope was formed by a group of concerned shareholders who want to see significant changes in the management of RedEnvelope, Inc. We believe our team can bring about the change necessary to produce the results and stock performance shareholders expect, and bring back the value to the RedEnvelope brand and service.

•      Our Director Nominees

•      Our Plan

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About Us: Our Director Nominees (1 of 2)

SAVE RedEnvelope

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HOME : About Us : Our Director Nominees

Our proposed new board of director consists of the following individuals:

•                  Scott Galloway

Mr. Galloway has been a Visiting Assistant Professor, New York University Leonard N. Stern School of Business since September 2002. He has served as a member of RedEnvelope’s board of directors since June 2002. Mr. Galloway also served as Director of RedEnvelope from September 1997 to August 2000 and the Chairman of the Board of RedEnvelope from September 1997 to February 2000. From January 2000 to January 2002, Mr. Galloway served as the Chief Executive Officer and Chairman of the Board at Brand Farm. Mr. Galloway served as the Chief Executive Officer of Prophet Brand Strategy, Inc., a brand consulting firm, from June 1992 to January 2000 and was Chairman at Prophet from 2000 to 2002. Mr. Galloway received an MBA from the University of California at Berkeley and a BA in Economics from the University of California at Los Angeles.

•                  Darius W. Gaskins

Mr. Gaskins is the Founding Partner, Norbridge, Inc., formerly Carlisle, Fagan, Gaskins & Wise, Inc., a management consulting firm he founded in 1993. From 1991 to 2002, Mr. Gaskins was a Partner with High Street Associates, Inc., an investment firm. From 1989 to 1991, Mr. Gaskins was a Visiting Professor at the Center for Business and Government at the John F. Kennedy School of Government at Harvard University. From 1985 to 1989, Mr. Gaskins served as the President and Chief Executive Officer of Burlington Northern Railroad. Mr. Gaskins has served as a director of Sapient Corporation (NASDAQ: SAPE) since September 1995. Mr. Gaskins received a BS from the United States Military Academy, an MSE in both Astronautical and Instrumentation Engineering from the University of Michigan and a PhD in Economics from the University of Michigan.

•                  Caryn Lerner

Ms. Lerner has been an independent retail consultant since November 2003. From October 1998 until October 2003, Ms. Lerner was the President and Chief Marketing Officer for Escada (USA) Inc. From August 1996 to October 1998, Ms. Lerner was Senior V.P. for Product Line Management and President of the Escada Sports Division. Ms. Lerner received a BFA from New York University.

•                  Martin McClanan

Mr. McClanan has been an Executive Officer at Flax art & design, a retailer of high quality art and design supplies, home décor, books, stationary and creative gifts, since February 2003. From May 2002 to February 2003, Mr. McClanan was an independent consultant to multiple retail organizations. Mr. McClanan was the former Chief Executive Officer of RedEnvelope from February 2000 to May 2002. Prior to his tenure at RedEnvelope, Mr. McClanan was Vice President of Marketing for Bigwords.com, an on-line retailer targeting the college market, from 1999 to 2000. Mr. McClanan started his career working in sales and marketing management first for the E&J Gallo Winery then with Nestle USA. Mr. McClanan also founded Preview Catalog, a company focused on the direct sales of specialty foods sold to the foodservice industry. Mr. McClanan is on the board of directors for Signature Wines and is an active advisor to multiple retailers, packaged goods producers and consumer technology business. Mr. McClanan received a BA from the College of William & Mary and an MBA from the Darden School at the University of Virginia.

About Us: Our Director Nominees (2 of 2)

•                  Michael Meyer

Mr. Meyer has been the Chief Executive Officer of Michael L. Meyer Company, a real estate consulting and investment company since October 1999. Previously, Mr. Meyer was the Managing Partner, Orange County, Ernst & Young LLP Real Estate Group from 1974 to 1998. From 1998 to 2002, Mr. Meyer was a principal with TransPac Partners LLC and Pacific Capital Investors, each of which focused in investing in loans and real estate in Japan.  From 2000 to 2003, Mr. Meyer was a Principal with Advantage 4 LLC, a provider of telecommunications systems for real estate projects.  Mr. Meyer is a director of William Lyon Homes (NYSE: WLS), Cornerstone Ventures, City National Corporation (NYSE: CYN), City National Bank and Paladin Realty Income Properties, Inc. Mr. Meyer is a Certified Public Accountant.

•                  Robert M. Perkowitz

Mr. Perkowitz has been the President of Paradigm Management, Inc., an investment and consulting firm, since 1993. From 1996 until 2001, Mr. Perkowitz held various positions with Smith+Noble, a direct marketer of custom window treatments, textile products and rugs, including President and Chief Executive Officer (1/98-5/01) and Vice President & Chief Operating Officer (5/96-12/97). From 1998 until 2001, Mr. Perkowitz held various positions with Cornerstone Brands, Inc., a family of leading catalog companies for the home, leisure and casual apparel, including President and Chief Operation Officer (5/00-3/01), Vice President and Chief Operating Officer (7/99-5/00) and Vice President, Strategic Planning (11/98-7/99).

•                  Amy Schoening

Ms. Schoening has been an independent brand-marketing advisor since February 2003. From 1998 to February 2003, Ms. Schoening served in various marketing capacities at Gap, Inc., most recently as its Chief Marketing Officer.

•                  Greg Shove

Mr. Shove has been a Partner with Wimbledon Ventures, a venture capital firm, since 2001. From February 2000 until December 2000, Mr. Shove was the Chairman and interim Chief Executive Officer of Katmango Inc., an e-commerce software company.  From 1998 until 2000, Mr. Shove was the Vice President - Business Development, E-Commerce at America Online, Inc.

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About Us: Our Plan

SAVE RedEnvelope

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Our Plan

The Concerned Shareholders propose a full slate of eight directors for election at the Annual Meeting. Furthermore, the Concerned Shareholders’ slate intends to name Martin McClanan as the interim CEO of RedEnvelope and support his plans for an immediate operational review and plan to jump start growth. Concurrently, the new slate intends to form a search committee charged with identifying and recruiting a proven CEO from the specialty retail sector.

Until a new Chief Executive Officer is hired, as interim CEO, Mr. McClanan will be responsible for delivering against an aggressive plan. To achieve growth and profitability targets, Mr. McClanan will develop and begin to execute a business plan that will build shareholder value based on two key themes: intelligent growth and operational excellence. Our outline of these two key concepts is as follows:

•                    Intelligent Growth

•                    Reinvigorate the brand with innovative merchandising and marketing imagery with progressive and urban sensibilities

•                    Multi-channel growth

•                    Test retail stores

•                    Expand cost effective customer acquisition and retention on-line and through catalogs

•                    Continue to test other direct response mediums

•                    Evaluate licensing as an avenue for growth

•                    Accretive acquisitions of vertical, merchandise-driven enterprises

•                    Eliminate brand advertising that does not deliver measurable cost-effective customer acquisition

•                    Operational Excellence

•                    Ensure fulfillment and customer service deliver the brand promise

•                    Aggressive pre-season testing of new product concepts to minimize seasonal out-of-stocks

•                    Eliminate excess and cumbersome technology

•                    Hire proven professionals who have done “it” before

•                    Align management compensation with profitability and operational execution

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Terms of Use (1 of 4)

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Home : Terms of Use

These Terms of Use were last updated on 8/1/2004.

PLEASE READ CAREFULLY!
BY USING THIS WEB SITE, YOU AGREE TO BE BOUND BY THESE TERMS OF USE.

These terms of use (“Terms of Use”) are for the SaveRedEnvelope (“SaveRedEnvelope”, “we” or “us”) web site located at http://www.saveredenvelope.com (the “Web Site”). By using this Web Site, you agree to be bound by the terms and conditions set forth in these Terms of Use. If you do not agree to these Terms of Use, you may not use this Web Site.

Modifications

We may update or modify these Terms of Use at any time. When we modify these Terms of Use, we will incorporate the modifications into this document and will revise the “last updated” date at the top of this web page. Modifications to these Terms of Use will automatically be effective two (2) days after they are initially posted on this Web Site. Please check these Terms of Use periodically for changes. Your continued use of this Web Site following the posting of changes to the Terms of Use constitutes acceptance of those changes.

Scope of Use

SaveRedEnvelope invites you to view, use, and download portions of this Web Site for your informational, non-commercial use; provided that you leave all the copyright, trademark and other proprietary notices intact. Except as expressly described in this paragraph, you may not use, modify, reproduce, perform, or display (a) the content of the Web Site; (b) the design or layout of this Web Site, or individual sections of the design or layout of this Web Site; or (c) SaveRedEnvelope trademarks, service marks or logos without SaveRedEnvelope’s prior written permission.

Rules of Conduct

Certain areas of this Web Site, including the discussion forums, permit you to upload, post, e-mail or otherwise transmit content (such as messages and feedback) (“User Content”), or to otherwise interact with this Web Site and its participants. It is a violation of these Terms of Use for you, when using this Web Site to:

(a)  use this Web Site for illegal purposes, in violation of any applicable laws or regulations or in violation of any rules specified on such areas of this Web Site;

(b)  upload, post, e-mail or distribute any User Content that you do not have a right to transmit under any law or under contractual or fiduciary relationships (such as inside information, confidential information learned as part of employment relationships or under nondisclosure agreements);

(c)  upload, post, e-mail or distribute the proprietary information of another (whether protected by copyright, trademark, trade secret, right of publicity or other proprietary right) without the express permission of the owner of such right;

(d)  copy, sell, resell or exploit for commercial purposes, any portion of this Web Site, provided that you may use content on the Web Site in accordance with the Scope of Use section above;

(e)  upload, post, e-mail or distribute any User Content that is unlawful, deceptive, misleading, false, counterfeit, stolen, threatening, harassing, abusive, obscene, pornographic, defamatory, racially or ethnically objectionable, or in violation of the personal privacy rights of another;

(f)  intentionally forge headers, manipulate identifiers or otherwise engage in any activities intended to hide a user’s identity or contact information;

(g)  upload, post, e-mail or distribute any User Content that contains software viruses or any other computer code designed to interrupt, destroy or limit the functionality of any computer software or hardware or telecommunications equipment;

(h)  send unsolicited commercial messages or communications in any form (spam);

(i) decompile, disassemble, reverse engineer or otherwise attempt to discover the source code or trade secrets of this Web Site or of any software provided by SaveRedEnvelope or its licensors to use this Web Site; or

(j) assist or permit any persons in engaging in any of the activities described above.

Terms of Use (2of 4)

Each user of this Web Site, including you,

(a)  is responsible for the User Content that the user transmits to this Web Site, and the consequences of its use or submission;

(b)  is responsible for ensuring that the User Content that the user transmits and receives through this Web Site complies with all applicable laws and regulations (including those relating to export control) and these Terms of Use;

(c)  is responsible for ensuring that all User Content the user transmits to this Web Site is accurate, truthful, up-to-date and complete; and

(d)  will abide by all security and safety measures established by SaveRedEnvelope or its service providers.

SaveRedEnvelope may preserve and disclose User Content if required to do so by law or in the good faith belief that such preservation or disclosure is reasonably necessary to: (a) comply with legal process; (b) enforce these Terms of Use; (c) respond to claims that any User Content violates the rights of third parties; or (d) protect the rights, property, or personal safety of SaveRedEnvelope, Web Site users and the public.

You acknowledge that SaveRedEnvelope does not pre-screen the User Content you submit to this Web Site, and SaveRedEnvelope shall not be responsible for policing, monitoring or editing such User Content. SaveRedEnvelope shall have the right, but not the obligation, to monitor User Content and use of this Web Site to improve its performance, for legal and regulatory requirements, and to determine compliance with these Terms of Use and other applicable policies of SaveRedEnvelope. SaveRedEnvelope shall have the right in its sole discretion to refuse to post or to remove all or any portion of any User Content on this Web Site that it believes to be in violation of these Terms of Use or which it finds to be otherwise objectionable for any reason, without any liability to you.

User Representation

You represent and warrant to SaveRedEnvelope that you are over the age of eighteen (18) and have the power and authority to enter into and perform your obligations hereunder. You agree to be financially responsible for your use of this Web Site (as well as for use of any account by others, including minors living with you), and to comply with your responsibilities and obligations as stated in these Terms of Use.

License

By transmitting User Content to this Web Site, you (a) represent that you own or otherwise control all of the rights to the User Content submitted by you as described in these Terms of Use, including, without limitation, all of the rights necessary to provide, post, upload, input and submit the User Content; and (b) grant SaveRedEnvelope a perpetual, irrevocable, worldwide, royalty-free, sublicensable (through multiple tiers) license to use, reproduce, cache, store, modify, publicly perform, publicly display, distribute, prepare derivative works based on and transmit such User Content for any purpose, and waive any moral rights and publicity rights in such User Content. SaveRedEnvelope may, in its discretion, publish your name in connection with your User Content.

Third-Party References

Any description or reference to non- SaveRedEnvelope entities or their respective products or services in this Web Site is for informational purposes only and shall not constitute an endorsement or a recommendation of such products or services by SaveRedEnvelope, nor shall it constitute any endorsement or recommendation of SaveRedEnvelope or this Web Site by the non-SaveRedEnvelope by the entities referenced in this Web Site. Any opinions, advice, statements, services, offers or other information expressed or made available by third parties, including information providers, users or others, are those of the respective author(s) or distributor(s) and do not necessarily state or reflect the views, findings or opinions of SaveRedEnvelope.

No Warranties

THIS WEB SITE AND ALL CONTENT AVAILABLE ON OR THROUGH THIS WEB SITE (COLLECTIVELY, THE “MATERIALS”) ARE PROVIDED TO YOU ON AN “AS IS” “AS AVAILABLE” BASIS WITHOUT WARRANTY OF ANY KIND EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, DATA ACCURACY, SYSTEM INTEGRATION OR QUIET ENJOYMENT. SAVEREDENVELOPE MAKES NO WARRANTY AS TO THE COMPLETENESS, TIMELINESS, OR RELIABILITY OF ANY MATERIALS AVAILABLE ON OR THROUGH THIS WEB SITE. THE MATERIALS MAY INCLUDE INACCURACIES OR TYPOGRAPHICAL ERRORS. YOU ARE RESPONSIBLE FOR VERIFYING ANY OF THE MATERIALS BEFORE RELYING ON IT.

SAVEREDENVELOPE MAKES NO REPRESENTATIONS OR WARRANTIES THAT USE OF THIS WEB SITE WILL BE UNINTERRUPTED, ERROR-FREE OR COMPLETELY SECURE. YOU ARE RESPONSIBLE FOR TAKING ALL NECESSARY PRECAUTIONS TO ENSURE THAT ANY CONTENT YOU MAY OBTAIN FROM THIS WEB SITE IS FREE OF VIRUSES AND OTHER POTENTIALLY HARMFUL DEVICES.

Limitation of Liability

YOUR USE OF THE MATERIALS IS AT YOUR SOLE RISK. SAVEREDENVELOPE SPECIFICALLY DISCLAIMS ALL LIABILITY, WHETHER BASED IN CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE, FOR ANY DIRECT, INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES ARISING OUT OF OR RELATING TO THE MATERIALS, EVEN IF SAVEREDENVELOPE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, INCLUDING WITHOUT LIMITATION RELIANCE BY ANY PARTY ON MATERIALS OBTAINED THROUGH THE USE OF THIS WEB SITE, LOST DATA, OR DELAYS, BREAKDOWNS OR INTERRUPTIONS IN YOUR USE OF THIS WEB SITE. IF YOU ARE DISSATISFIED WITH ANY PORTION OF THIS WEB SITE, YOUR SOLE AND EXCLUSIVE REMEDY IS TO STOP USING THIS WEB SITE.

Terms of Use (3of 4)

Indemnification

You agree to indemnify and hold SaveRedEnvelope and its subsidiaries, affiliates, officers, agents, partners and employees harmless from any claim, action, demand, loss or damages (including reasonable attorneys’ fees) arising out of or related to your use of this Web Site, the User Content you post or transmit on this Web Site, any violation of these Terms of Use by you, or any violation of any rights of any person by you.

Proprietary Rights

All trademarks on this Web Site are the property of their respective owners, Unauthorized use of any SaveRedEnvelope trademarks, service marks, or logos may be a violation of federal and state trademark laws. SaveRedEnvelope and/or its licensors own all intellectual property rights in this Web Site. This Web Site is protected by U.S. and international copyright laws. Any notifications for claimed copyright infringement should be addressed to, SaveRedEnvelope, 5414 Oberlin Drive, #240, San Diego, California 92121 USA, Attn: Ian Chaplin.

Termination of Usage

SaveRedEnvelope may terminate your access, or suspend your access to all or part of this Web Site, immediately without notice, for any conduct that SaveRedEnvelope, in its sole discretion, believes is in violation of any applicable law or is harmful to the interests of another user, a third-party provider, a service provider, or SaveRedEnvelope. Upon termination, you must cease use of this Web Site and destroy all materials obtained from this Web Site and all copies thereof, whether made under these Terms of Use or otherwise.

Links

This Web Site may contain links to web sites operated by other parties. The linked sites are not under the control of SaveRedEnvelope, and SaveRedEnvelope, is not responsible for the content available on any other Internet sites linked to this Web Site.  Such links do not imply SaveRedEnvelope’s endorsement of material on any other site, and SaveRedEnvelope disclaims all liability with regard to your access to such linked sites, including any webcasting or any other transmission received from any such linked site. SaveRedEnvelope provides links to other Internet sites as a convenience to users, and access to any other Internet sites linked to this Web Site is at your own risk.

Unless otherwise set forth in a written agreement between you and SaveRedEnvelope, you must adhere to SaveRedEnvelope’s linking policy as follows: (i) the appearance, position and other attributes of the link may not be such as to damage or dilute the goodwill associated with SaveRedEnvelope’s names and trademarks; (ii) the link must “point” to the URL http://www.saverede.com and not to other web pages within the Web Site (unless you receive permission from SaveRedEnvelope to do so); (iii) the appearance, position and other attributes of the link may not create the false appearance that your organization or entity is sponsored by, affiliated with, or associated with SaveRedEnvelope; (iv) when selected by a user, the link must display the Web Site on full-screen and not within a “frame” on the linking web site; and (v) SaveRedEnvelope reserves the right to revoke its consent to the link at any time and in its sole discretion.

E-mail and Security

E-mail submissions over the Internet may not be secure. Please consider this fact before e-mailing any personal or confidential information.  You acknowledge and agree that any files or other materials obtained from or through this Web Site are not guaranteed to be free from computer viruses or other harmful defects.

Privacy Policy

SaveRedEnvelope considers its users’ privacy to be of the utmost importance, Click HERE to view SaveRedEnvelope’s privacy policy (the “Privacy Policy”). Except where specifically covered by the Privacy Policy, SaveRedEnvelope does not want to receive confidential or proprietary information from you through this Web Site. Please note that any information or material sent to SaveRedEnvelope that is not covered by the Privacy Policy will be deemed NOT to be confidential.

Violations

SaveRedEnvelope reserves the right to seek all remedies available at law and in equity for violations of these Terms of Use, including suspending or blocking your access to this Web Site.

Governing Law

The laws of the State of California shall govern these Terms of Use, without reference to its choice of law rules. You hereby consent to the exclusive jurisdiction and venue of courts in San Diego County, California in all disputes arising out of or relating to the use of this Web Site. This Web Site is operated by SaveRedEnvelope from the United States of America.

Assignment

SaveRedEnvelope may assign these Terms of Use, in whole or in part, in its sole discretion. You may not assign any rights or delegate any responsibilities under these Terms of Use without the prior written permission of SaveRedEnvelope. Any attempt by your to assign your rights or delegate your responsibilities under these Terms of Use without the prior written permission of SaveRedEnvelope shall be null and void ab initio.

Terms of Use (4of 4)

Miscellaneous

SaveRedEnvelope makes no representation that the information in this Web Site is appropriate or available for use in other locations, and access to this Web Site from territories where the content of this Web Site may be illegal is prohibited. Those who choose to access this Web Site from other locations do so on their own initiative and are responsible for compliance with applicable local laws. If any provision of these Terms of Use shall be deemed unlawful, void, or for any reason unenforceable, then that provision shall be deemed severable from these Terms of Use and shall not affect the validity and enforceability of any remaining provisions. SaveRedEnvelope’s failure to enforce the strict performance of any provision of these Terms of Use will not constitute a waiver of SaveRedEnvelope’s right to subsequently enforce such provision or any other provisions of these Terms of Use. These Terms of Use constitute the entire agreement between SaveRedEnvelope and you with respect to this Web Site. A printed version of these Terms of Use and of any notice given in electronic form shall be admissible in judicial or administrative proceedings based upon or relating to these Terms of Use to the same extent and subject to the same conditions as other business documents and records originally generated and maintained in printed form.

Questions

If you have any questions about these Terms of Use, please e-mail us at terms@saveredenvelope.com, or contact us at the following address:

SaveRedEnvelope

Attn: Ian Chaplin, Web Content Team Lead, SaveREDE.com

5414 Oberlin Drive, #240

San Diego, CA 92121 USA

Copyright© Save RedEnvelope, 2004.  All Rights Reserved

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Privacy Policy (l of 2)

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SAVEREDE.COM PRIVACY POLICY

Last Updated: 8/1/2004

This privacy policy (“Privacy Policy”) covers our treatment of personally identifiable information we collect online when you access the SaveRedEnvelope (“we,” “us,” or “our”) web site located at http://www.saveredenvelope.com (this “Web Site”). This Privacy Policy applies and is limited to the treatment of information that is collected via this Web Site. We understand and respect your desire for privacy and will make reasonable efforts to use your personal information in accordance with this Privacy Policy. Please review this Privacy Policy carefully. By accessing and using this Web Site, you indicate your acceptance of this Privacy Policy.

INFORMATION COLLECTION AND USE

Information Collection

SaveRedEnvelope and/or its affiliates are the sole owner(s) of the information collected on this Web Site. We collect information from our users at several different points on this Web Site. For example, we collect personally identifying information, such as your name and e-mail address, when you register to receive updates or participate in any other interactive online activities throughout this Web Site. As described below, we may use such information to provide additional information and services to you. We also collect non-personally identifiable information (such as your IP address or domain) for purposes of site administration and to compile aggregate information about usage of this Web Site. We may combine personal information with such usage information or other information we obtain from other resources.

Cookies

A cookie is a piece of data stored on a user’s computer tied to information about the user. We may use either session ID cookies and/or persistent cookies. For the session ID cookie, once a user closes the browser, the cookie simply terminates. A persistent cookie is a small text file stored on a user’s hard drive for an extended period of time. Persistent cookies can be removed by following Internet browser help file directions.

By showing how and when you use this Web Site, cookies help us see which areas are popular and which are not. Cookies also allow us to store the personal preferences that you set during each visit to our site, which in turn allows us to speed up your future activities at our site.

Most browsers are initially set to accept cookies. You can set your browser to notify you when you have received a cookie, giving you the chance to decide whether to accept it. You have the option to reject this Web Site’s cookies and still use this Web Site, but you may not be able to access or use some of the features on this Web Site.

Log Files

Like most standard web site servers we use log files. This includes internet protocol (IP) addresses, browser type, internet service provider (ISP), referring/exit pages, platform type, date/time stamp, and number of clicks to analyze trends, administer the site, and report aggregate information to our corporate affiliates or consultants, or with third parties that perform a particular service on our behalf.  IP addresses, etc. are not linked to personally identifiable information, nor do we compile session activity reports by IP address.

SHARING OF INFORMATION

For the purposes described above and to the extent permitted by law and regulations, we may share your personally identifiable information with our affiliates and other sites operated by and for SaveRedEnvelope. We share aggregate information with third parties for advertising and promotional purposes. We may also disclose personal information in response to a request by law enforcement personnel, a court order or subpoena, or to protect the integrity of our Web Site if we believe that a user has committed unlawful or otherwise harmful acts.

COMMUNICATIONS FROM THE SITE

Updates

You may register for periodic updates, which we will deliver to the e-mail address that you provide.

Choice/Opt-out

If you no longer wish to receive communications from us, you may opt-out of receiving these communications by replying to the e-mail update with “UNSUBSCRIBE” (and only “UNSUBSCRIBE”) in the subject line or by following the “unsubscribe” link at the bottom of the e-mail.

Privacy Policy (2of 2)

SECURITY

We have taken commercially reasonable measures to help prevent unauthorized access, maintain data security, and to make proper use of the information that we collect; however, no transmission of data over the Internet is guaranteed to be completely secure and we cannot guarantee the security of any information you provide to us.

DELETING PERSONAL INFORMATION

You can request to be removed from our active database by contacting SaveRedEnvelope Support at optout@saverede.com and unsubscribing from our periodic update service. If you do so, we will delete your personal information from our active database following our receipt of your cancellation request, unless we determine in our sole discretion that we need to retain that information for a longer period of time to resolve disputes, troubleshoot problems, enforce this Privacy Policy, or SaveRedEnvelope’s Terms of Use, or for other valid business reasons. Please note that we will not remove your historical usage information from our aggregated files when we delete your user account.

NOTIFICATION OF CHANGES

We may, at our sole discretion, revise this Privacy Policy at any time in a manner consistent with applicable law and regulations. When we revise this Privacy Policy, we will incorporate the revisions into this Privacy Policy and will revise the “last updated” date at the top of this web page. We may also notify you by e-mail of any significant changes. Please check this Web Site periodically for the most current version of our Privacy Policy. By using this Web Site or continuing to receive our Newsletter after we have made any modification or revision to the Privacy Policy, you agree to be bound by the revised Privacy Policy.

MINORS

Our Web Site is not directed toward individuals under eighteen years old (“Minors”) nor do we knowingly collect information from Minors. Minors should not submit to or post on this Web Site any information.

LINKS

This Web Site contains links to other sites. Please be aware that we are not responsible for the privacy practices of such other sites. We encourage our users to be aware when they leave our site and to read the privacy statements of each and every web site that collects personally identifiable information. This privacy statement applies solely to information collected by this Web Site.

CONTACT INFORMATION

If you have any questions or comments regarding our Privacy Policy, please e-mail us at privacy@saverede.com, or contact us at the following address:

SaveRedEnvelope

Attn: Ian Chaplin, Web Content Team Lead, SaveRedEnvelope.com

5414 Oberlin Drive, #240

San Diego, CA 92121 USA

Copyright© Save RedEnvelope, 2004.  All Rights Reserved

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